         As filed with the Securities and Exchange Commission on


                                                   Registration No. 33-
=============================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                  ______________
                                     FORM S-8
                              Registration  Statement
                                       Under
                            The Securities Act of 1933
                                  ______________
                                    CALMAT CO.
              (Exact name of registrant as specified in its charter)

               Delaware                             95-0645790
       (State of Incorporation)       (I.R.S. Employer Identification No.)

                              3200 San Fernando Road
                          Los Angeles, California  90065
                     (Address of principal executive offices)
                                  ______________

             AMENDED AND RESTATED 1993 STOCK OPTION PLAN FOR OFFICERS,
                     DIRECTORS AND KEY EMPLOYEES OF CALMAT CO.
                             (Full title of the plan)
                                  ______________
                                   Paul Stanford
                      Senior Vice President, Administration,
                           General Counsel and Secretary
                               Post Office Box 2950
                          Los Angeles, California  90051
                      (Name and address of agent for service)
                                  (213) 258-2777
           (Telephone number, including area code, of agent for service)
                                  ______________
=============================================================================
                          CALCULATION OF REGISTRATION FEE
=============================================================================
Title of Each      Amount of          Proposed         Proposed       Amount of
Class of           Shares             Maximum          Maximum        Registra-
Securities to      to be              Offering         Aggregate      tion Fee
be Registered      Registered         Price Per        Offering
                                      Share            Price
=============================================================================
Common Stock,
Par Value $1.00
per share ....     900,000            $20.25(1)      $18,225,000      $6,284.53
=============================================================================

(1) For purposes of computing the registration fee (pursuant to Rule 457(h) only, the price is based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 17, 1994.
=============================================================================

                     Exhibit Index appears on page 7

- -----------------------------------------------------------------------------

                                PART I

Item 1.      Plan Information

             Not required to be filed with this Registration
             Statement.


Item 2.      Registrant Information and Employee Plan Annual Information

             Not required to be filed with this Registration
             Statement.


                               PART II

Item 3.      Incorporation of Documents by Reference

             The following documents filed by Registrant with the Commission are incorporated herein by reference:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

         (b) Registrant's definitive Proxy Statement filed with the Commission on March 16, 1994, and mailed to Registrant's stockholders on March 17, 1994.

         (c) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994.

         (d) Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1994.

         (e)       All other of Registrant's reports filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 since
Deember 31, 1993.

         (f) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form S-14 filed with the Commission on May 24, 1984, (File No. 2-91323), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

                                 - 2 -
- -----------------------------------------------------------------------------

Item 4.      Description of Securities

             Not applicable.


Item 5.      Interest of Named Experts and Counsel

             Paul Stanford, Senior Vice President, Administration, General Counsel and Secretary of Registrant, may be granted an unspecified number of options to purchase shares under the Plan in the future.

Item 6.      Indemnification of Directors and Officers

             Registrant's Restated Certificate of Incorporation eliminates officers' and directors' liability for monetary damages for breaches of their fiduciary duty of care, subject to certain exceptions. In addition, Registrant's Restated Certificate of Incorporation contains a provision requiring that the Company indemnify its officers and directors to the fullest extent provided by law. Registrant's By-Laws contain a section which reflects the current provisions of Section 145 of the General Corporation Law of Delaware. Section 145 of the Delaware General Corporation Law provides, in general, that a Delaware corporation shall have power to indemnify directors or officers against certain expenses, judgements, fines and settlements incurred in connection with the defense of certain actions to which they are parties by reason of being or having been directors or officers.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Registrant pursuant to the foregoing provisions, Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 7.      Exemption from Registration Claimed

             Not applicable.


Item 8.      Exhibits

             A list of the exhibits filed with this Registration
Statement on Form S-8 is set forth in the Exhibit Index on Page 7, and is incorporated herein by reference.


Item 9. Undertakings

         (a)       The undersigned Registrant hereby undertakes:

                                  - 3 -
- -----------------------------------------------------------------------------

                   (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                         (i)    To include any prospectus required by
             section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii)   To include any material information
             with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         Provided, however, that paragraphs (a)(1)(i)
             and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the

                                - 4 -
- -----------------------------------------------------------------------------
securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                             SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 25, 1994.

                                            CALMAT CO.



                                            By /s/ A. Frederick Gerstell

                                                A. Frederick Gerstell
                                                Chairman of the Board,
                                                President, Chief Executive
                                                Officer and Chief Operating
                                                Officer


         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                    Title                           Date



/s/ A. Frederick Gerstell       Chairman of the Board,         October 25, 1994
   A. Frederick Gerstell        President, Chief Executive
                                Officer and Chief Operating
                                Officer and Director


/s/ H. James Gallagher          Executive Vice President -     October 25, 1994
   H. James Gallagher           Finance, Chief Financial
                                Officer


/s/ Edward J. Kelly             Senior Vice President -        October 25, 1994
   Edward J. Kelly              Treasurer, and Chief
                                Accounting Officer

                                 - 5 -
- -----------------------------------------------------------------------------

/s/ John C. Argue               Director                       October 25, 1994
   John C. Argue


/s/ Harry M. Conger             Director                       October 25, 1994
   Harry M. Conger


/s/ Rayburn S. Dezember         Director                       October 25, 1994
   Rayburn S. Dezember


/s/ Richard A. Grant, Jr.       Director                       October 25, 1994
   Richard A. Grant, Jr.


/s/ Grover R. Heyler            Director                       October 25, 1994
   Grover R. Heyler


/s/ William T. Huston           Director                       October 25, 1994
   William T. Huston


/s/ William Jenkins             Director                       October 25, 1994
   William Jenkins


/s/ Thomas L. Lee               Director                       October 25, 1994
   Thomas L. Lee


/s/ Thomas M. Linden            Director                       October 25, 1994
   Thomas M. Linden


/s/ Stuart T. Peeler            Director                       October 25, 1994
   Stuart T. Peeler

- ------------------------------------------------------------------------------

                             EXHIBIT INDEX


Exhibit
Number                                                                     Page

Exhibit 4.1    Amended and Restated 1993 Stock Option Plan for Officers,    N/A
               Directors and Key Employees of CalMat Co. (the "Plan"), filed as Exhibit "A" to the Company's Definitive Proxy
               Statement filed with the Commission on March 16, 1994, and mailed to the Company's stockholders on March 17, 1994, is incorporated herein by reference


Exhibit 4.2    Form of Director's Stock Option Agreement                     8


Exhibit 4.3    Form of Incentive Stock Option Agreement (for employees)     18


Exhibit 5      Opinion of Paul Stanford, Esq. regarding legality of         30
               the Common Stock being registered


Exhibit 23.1   Consent of Coopers & Lybrand                                 31


Exhibit 23.2   Consent of Paul Stanford, Esq. (included in Exhibit 5)       N/A

                                - 7 -
- -----------------------------------------------------------------------------